Exhibit 2.1
[SEAL]	ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov	Filed in the office of ROSS MILLER Ross Miller Secretary of State State of Nevada	Document Number 20100840190-25 Filing Date and Time 11/08/2010 2:30 PM Entity Number E0121502007-7

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS 92A)

1.	Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

[ ]	If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article one.

Calibert Explorations, Ltd.
Name of merging entity:

Nevada	Corporation
Jurisdiction	Entity Type

Net Savings Link, Inc.
Name of merging entity:

Nevada	Corporation
Jurisdiction	Entity Type

And,

Calibert Explorations, Ltd.
Name of surviving entity:

Nevada	Corporation
Jurisdiction	Entity Type

*	Corporation, non-profit corporation, limited partnership, limited liability company or business trust.

Filing Fee: $350.00
This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 1
Revised 10-25-10

[SEAL]	ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.190):

Attn:

c/o:

3.	Choose one:

[ ]	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[ x ]	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4.	Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

[   ]   If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)	Owner’s approval was not required from:

Calibert Explorations, Ltd.
Name of merging entity, if applicable

And, or;

Calibert Explorations, Ltd.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 2
Revised: 10-25-10

[SEAL]	ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of:

Net Savings Link, Inc.
Name of merging entity, if applicable

And, or;

Name of surviving entity, if applicable

*
Unless otherwise provided in the certificate of trust or governing instruments of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3
Revised: 10-25-10

[SEAL]	ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation end by each public officer or other personal whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

And, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4
Revised: 10-25-10

[SEAL]	ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5.	Amendments, if any, to the articles or certificate of the surviving entity. Provide articles number, if available. (NRS 92A.200):

Article I: The name of the corporation is Net Savings Link, Inc.

6.	Location of Plan of Merger (check a or b):

[ ]	(a)	The entire plan of merger is attached;

[ x ]	(b)
The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership; or other place of business of the surviving entity (NRS 92A200).

7.	Effective date (optional):

*   Amended and restated articles may be attached as an exhibit or integrated into the articles of merger.  Please entitle them “Restated” or “Amended and Restated” accordingly.  The form to accompany restated
  articles prescribed by the secretary of state must accompany the amended and/or restated articles.  Pursuant to NRX 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary),  the  articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

**  A merger takes effect  upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A240).

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5
Revised: 10-25-10

[SEAL]	ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8           Signatures – Must be signed by:  An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230) *

[ ]
If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from the appropriate section of article eight.

Calibert Exploration, Ltd.
Name of merging entity

DAVID SALTRELLI                   President                   11-08-2010
David Saltrelli                       Title                     Date
Signature

Net Savings Link, Inc.
Name of merging entity

DAVID SALTRELLI                   President                   11-08-2010
David Saltrelli                       Title                     Date
Signature

And:

Calibert Exploration, Ltd.
Name of surviving entity

DAVID SALTRELLI                   President                   11-08-2010
David Saltrelli                       Title                     Date
Signature

*
The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230).  Additional signature blocks may be added to the page or as an attachment, as needed.

IMPORANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 6
Revised: 10-25-10